
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Company's Quarterly Report on Form 10-Q for the quarter ended March 31,
1999, and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                              3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                          91,267
<SECURITIES>                                         0
<RECEIVABLES>                                  299,511<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                     40,768
<CURRENT-ASSETS>                               469,413
<PP&E>                                         378,140
<DEPRECIATION>                                 256,649
<TOTAL-ASSETS>                                 667,490
<CURRENT-LIABILITIES>                          269,412
<BONDS>                                         59,744
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         5,736
<OTHER-SE>                                     329,433
<TOTAL-LIABILITY-AND-EQUITY>                   667,490
<SALES>                                        170,308
<TOTAL-REVENUES>                               252,077
<CGS>                                          119,959
<TOTAL-COSTS>                                  168,733
<OTHER-EXPENSES>                                91,247<F2>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                               1,418
<INCOME-PRETAX>                                (17,558)
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                            (17,558)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   (17,558)
<EPS-PRIMARY>                                  (   .36)
<EPS-DILUTED>                                  (   .36)

<F1>Accounts receivable in the Consolidated Balance Sheet is shown net of allowances for doubtful accounts.
<F2>Other expenses include Product development expenses, Sales and marketing expenses, and General and administrative expenses.

